Artisan Funds, Inc.
1940 Act File No. 811-8932
Report on Form N-SAR for the period ended March 31, 2007
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Sub-Item 77Q1:    Exhibits


Exhibit
Number    Description

(a)       Amendment of Amended and Restated Bylaws dated as of November 10, 2006

                  Previously filed. Incorporated by reference to exhibit (b) filed with post-effective amendment no. 34 to the registration statement of Artisan Funds, Inc., Securities Act file number 33-88316, filed on December 26, 2006.